Exhibit 99.1

Mohegan Sun

Slot Machine Statistical Report

	Slot Handle (1)	Gross Slot Win (2)	Gross Slot Hold Percentage (3)	Slot Win Contributions (4)	Weighted Average Number of Slot Machines (5)
October-05	$891,557,275	$74,785,571	8.39%	$18,696,393	6204
November-05	816,438,537	67,218,392	8.23%	16,804,598	6204
December-05	873,362,735	74,188,635	8.49%	18,547,159	6203
January-06	815,047,460	70,525,912	8.65%	17,631,478	6202
February-06	786,234,400	68,919,596	8.77%	17,229,899	6202
March-06	869,571,635	77,272,007	8.89%	19,318,002	6202
April-06	879,670,507	76,085,657	8.65%	19,021,414	6202
May-06	911,411,366	78,050,843	8.56%	19,512,711	6202
June-06	857,828,884	73,605,844	8.58%	18,401,461	6200

Fiscal Year 2006	$7,701,122,799	$660,652,457	8.58%	$165,163,115

October-04	$878,861,644	$71,609,274	8.15%	$17,902,319	6237
November-04	809,819,887	64,760,579	8.00%	16,190,145	6235
December-04	875,041,469	71,955,038	8.22%	17,988,759	6254
January-05	760,953,164	62,493,014	8.21%	15,623,253	6272
February-05	768,367,988	68,057,330	8.86%	17,014,333	6272
March-05	805,056,431	70,307,786	8.73%	17,576,946	6273
April-05	861,961,655	76,561,999	8.88%	19,140,500	6228
May-05	851,004,033	73,346,085	8.62%	18,336,521	6205
June-05	822,677,686	70,384,644	8.56%	17,596,161	6205
July-05	951,283,400	80,142,688	8.42%	20,035,672	6205
August-05	914,580,175	76,336,412	8.35%	19,084,103	6204
September-05	882,406,944	74,951,747	8.49%	18,737,937	6204

Fiscal Year 2005	$10,182,014,476	$860,906,596	8.46%	$215,226,649

(1)	“Slot Handle” is defined as the total amount of coins, tokens, credits or currency placed into slot machines by patrons to play slot machines.
(2)	“Gross Slot Win,” sometimes referred to as gross slot revenues, is defined as all amounts played in slot machines reduced by both (a) the winnings paid out and (b) all amounts deposited by the casino into the slot machines to ensure sufficient coins in each machine to pay out the winnings.
(3)	“Gross Slot Hold Percentage” is defined as the percentage of Slot Handle that is held by the slot machines played by patrons. Gross Slot Hold Percentage is derived by dividing Gross Slot Win by Slot Handle.
(4)	“Slot Win Contributions” is defined as the portion of Gross Slot Win that must be paid to the State of Connecticut on a monthly basis. For each 12-month period commencing July 1, 1995, the contribution is the lesser of (a) 30% of Gross Slot Win, or (b) the greater of (i) 25% of Gross Slot Win or (ii) $80.0 million.
(5)	“Weighted Average Number of Slot Machines” is defined as the weighted average number of slot machines on the casino gaming floor during the monthly period.